Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-215592, 333-53704, 333-89068, 333-102523, 333-102524, 333-112008, 33-118811, 333-131186, 333-131187, 333-156734, 333-179007, 333-186146, 333-164304, and 333-164303) of Actuant Corporation of our report dated October 28, 2019 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-239643, 333-215592, 333-42353, 333-46469, 333-53702, 333-53704, 333-60564, 333-61279, 333-61281, 333-61389, 333-89068, 333-102523, 333-102524, 333-112008, 333-118811, 333-131186, 333-131187, 333-156734, 333-179007, 333-186146, 333-164304, and 333-164303) of Enerpac Tool Group Corp. of our report dated October 26, 2020 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
October 26, 2020